Yelp Reports Third Quarter 2018 Financial Results

Reports Net Revenue of $241 Million, Net Income of $15 Million and Adjusted EBITDA of $50 Million

SAN FRANCISCO--(BUSINESS WIRE)--November 8, 2018--Yelp Inc. (NYSE: YELP), the company that connects people with great local businesses, today posted its financial results for the quarter ended September 30, 2018 in the Q3 2018 Shareholder Letter on its Investor Relations website at www.yelp-ir.com.

“Although we achieved our adjusted EBITDA outlook for the third quarter, revenue was lower than we anticipated,” said Jeremy Stoppelman, Yelp’s co-founder and chief executive officer. “While the shift to non-term advertising has opened our sales funnel, it has also made our results more sensitive to short-term operational issues. We have begun to address a number of the issues that impacted our third quarter results; however, we expect them to affect our fourth quarter results as well, as reflected in our Business Outlook. We remain positive about the move to more flexible and dynamic advertising terms, as we believe the shift greatly increases our long-term sales opportunity and opens up additional levers to expand Yelp's sales reach and profit margins.”

Quarterly Conference Call

Yelp will host a live Q&A session today at 2:00 p.m. PT to discuss the third quarter 2018 financial results and outlook for the fourth quarter of 2018, full year 2018, and full year 2019. The webcast of the Q&A can be accessed on the Yelp Investor Relations website at www.yelp-ir.com. A replay of the webcast will be available at the same website until November 16, 2018.

About Yelp

Yelp Inc. (www.yelp.com) connects people with great local businesses. With unmatched local business information, photos and review content, Yelp provides a platform for consumers to discover, interact and transact with local businesses of all sizes. Yelp was founded in San Francisco in July 2004.

Yelp intends to make future announcements of material financial and other information through its Investor Relations website. Yelp will also, from time to time, disclose this information through press releases, filings with the Securities and Exchange Commission, conference calls or webcasts, as required by applicable law.

Non-GAAP Financial Measures

This press release and statements made during the above referenced webcast may include information relating to EBITDA, Adjusted EBITDA and Adjusted EBITDA margin, each of which the Securities and Exchange Commission has defined as a "non-GAAP financial measure."

We define EBITDA as net income (loss), adjusted to exclude: provision for (benefit from) income taxes; other income, net; and depreciation and amortization.

We define Adjusted EBITDA as net income (loss), adjusted to exclude: provision for (benefit from) income taxes; other income, net; depreciation and amortization; stock-based compensation expense; any gain (loss) on the disposal of a business unit; and restructuring and integration costs. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenue.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are key measures used by Yelp management and the board of directors to understand and evaluate core operating performance and trends, to prepare and approve Yelp’s annual budget and to develop short- and long-term operational plans. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”).

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of Yelp’s financial results as reported under GAAP. Some of these limitations are:

●	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
●	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, Yelp's working capital needs;
●	Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
●	EBITDA and Adjusted EBITDA do not reflect tax payments that may represent a reduction in cash available to Yelp;
●	Adjusted EBITDA does not take into account any restructuring and integration costs; and
●	other companies, including those in Yelp’s industry, may calculate EBITDA and Adjusted EBITDA differently, which reduces their usefulness as comparative measures.

Because of these limitations, you should consider EBITDA, Adjusted EBITDA and Adjusted EBITDA margin alongside other financial performance measures, including various cash flow metrics, Net income (loss) and Yelp’s other GAAP results.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, Yelp’s future performance that are based on its current expectations, forecasts and assumptions and that involve risks and uncertainties. These statements include, but are not limited to, statements regarding Yelp’s:

●	ability to increase client acquisition through the sale of non-term contracts
●	strategic and investment priorities, as well as its ability to execute against those priorities;
●	plans to increase its focus on different product distribution channels;
●	ability to reduce purchase friction and efficiently expand its sales reach; and
●	plans and ability to generate stronger profitability.

Yelp’s actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to Yelp’s:

●	limited operating history in an evolving industry;
●	ability to generate sufficient revenue to maintain profitability, particularly in light of its significant ongoing sales and marketing expenses;
●	ability to generate and maintain sufficient high-quality content from its users; and
●	ability to maintain and expand its base of advertisers, particularly as an increasing portion of advertisers have the ability to cancel their advertising campaigns at any time.

Factors that could cause or contribute to such differences also include those factors that could affect Yelp’s business, operating results and stock price included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Yelp’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q at www.yelp-ir.com or the SEC’s website at www.sec.gov.

Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to Yelp on the date hereof. Such forward-looking statements do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. Yelp assumes no obligation to update such statements.

Yelp Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September	December
	30,	31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$423,495	$547,850
Short-term marketable securities	414,002	273,366
Accounts receivable, net	81,835	76,173
Prepaid expenses and other current assets	17,567	15,700
Total current assets	936,899	913,089

Long-term marketable securities	-	25,032
Property, equipment and software, net	110,899	103,651
Goodwill	106,323	107,954
Intangibles, net	14,242	16,893
Restricted cash	22,121	18,554
Other non-current assets	42,773	40,428
Total assets	$1,233,257	$1,225,601

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$6,829	$9,033
Accrued liabilities	58,564	73,665
Deferred revenue	3,392	3,469
Total current liabilities	68,785	86,167
Long-term liabilities	34,978	30,737
Total liabilities	103,763	116,904

Stockholders' equity
Common stock	-	-
Additional paid-in capital	1,109,199	1,038,017
Treasury stock	-	(46)
Accumulated other comprehensive loss	(10,225)	(8,444)
Retained earnings	30,520	79,170
Total stockholders' equity	1,129,494	1,108,697
Total liabilities and stockholders' equity	$1,233,257	$1,225,601

Yelp Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net revenue	$241,096	$223,287	$699,033	$631,406

Costs and expenses:
Cost of revenue (1)	14,177	19,312	43,618	54,282
Sales and marketing (1)	121,759	112,958	362,054	326,409
Product development (1)	53,764	45,834	158,046	127,793
General and administrative (1)	30,302	27,601	90,892	81,808
Depreciation and amortization	10,713	10,656	31,250	31,470
Restructuring and integration	-	35	-	286

Total costs and expenses	230,715	216,396	685,860	622,048
Income from operations	10,381	6,891	13,173	9,358
Other income, net	3,921	1,371	9,950	2,933
Income before income taxes	14,302	8,262	23,123	12,291
Benefit from (provision for) income taxes	684	(232)	281	(417)
Net income attributable to common stockholders	$14,986	$8,030	$23,404	$11,874

Net income per share attributable to common stockholders:
Basic	$0.18	$0.10	$0.28	$0.15
Diluted	$0.17	$0.09	$0.26	$0.14

Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	84,008	82,259	83,865	81,041
Diluted	88,724	87,433	89,271	86,097

(1) Includes stock-based compensation expense as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Cost of revenue	$1,162	$993	$3,345	$2,931
Sales and marketing	7,941	7,305	23,514	21,434
Product development	14,536	11,976	41,878	34,428
General and administrative	5,555	5,035	16,995	16,214
Total stock-based compensation	$29,194	$25,309	$85,732	$75,007

Yelp Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2018	2017
Operating activities
Net income attributable to common stockholders	$23,404	$11,874
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,250	31,470
Bad debt expense	19,285	15,239
Stock-based compensation	85,732	75,007
Other adjustments	(2,793)	280
Changes in operating assets and liabilities:
Accounts receivable	(24,956)	(19,810)
Prepaid expenses and other assets	(2,085)	(2,077)
Accounts payable, accrued expenses and other liabilities	(13,647)	15,628
Deferred revenue	(75)	350
Net cash provided by operating activities	116,115	127,961

Investing activities
Purchases of marketable securities	(572,788)	(179,557)
Maturities of marketable securities	460,800	191,000
Acquisition of a business, net of cash received	-	(50,544)
Purchases of property, equipment and software	(18,699)	(7,892)
Capitalized website and software development costs	(15,238)	(12,236)
Other investing activities	64	69
Net cash used in investing activities	(145,861)	(59,160)

Financing activities
Proceeds from issuance of common stock for employee stock-based plans	21,835	29,556
Repurchases of common stock	(71,993)	(7,743)
Taxes paid related to the net share settlement of equity awards	(41,081)	-
Net cash (used in) provided by financing activities	(91,239)	21,813

Effect of exchange rate changes on cash, cash equivalents and restricted cash	197	864

Change in cash, cash equivalents and restricted cash	(120,788)	91,478
Cash, cash equivalents and restricted cash - Beginning of period	566,404	289,518
Cash, cash equivalents and restricted cash - End of period	$445,616	$380,996

Yelp Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Reconciliation of GAAP net income to EBITDA and adjusted EBITDA:
GAAP net income	$14,986	$8,030	$23,404	$11,874
(Benefit from) provision for income taxes	(684)	232	(281)	417
Other income, net	(3,921)	(1,371)	(9,950)	(2,933)
Depreciation and amortization	10,713	10,656	31,250	31,470
EBITDA	21,094	17,547	44,423	40,828

Stock-based compensation	29,194	25,309	85,732	75,007
Restructuring and integration costs	-	35	-	286
Adjusted EBITDA	$50,288	$42,891	$130,155	$116,121

Net revenue	$241,096	$223,287	$699,033	$631,406
Adjusted EBITDA margin	21%	19%	19%	18%

Yelp Inc.
Third Quarter Net Revenue Adjusted for Eat24
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net revenue as reported	$241,096	$223,287	$699,033	$631,406
Eat24 revenue	-	(17,550)	-	(52,079)
Net revenue excluding Eat24	$241,096	$205,737	$699,033	$579,327

Investor Relations Contact

Yelp Inc.
Kate Krieger
415-266-3513
ir@yelp.com